UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

☑ Filed by the Registrant        ☐ Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DOMINION ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DOMINION ENERGY, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 Your Vote Counts! DOMINION ENERGY, INC. 2024 Annual Meeting May 7, 2024 9:30 AM ET Vote by May 6, 2024 11:59 PM ET. For shares held in an employee savings plan, vote by May 2, 2024 11:59 PM ET. V35190-P06001 You invested in DOMINION ENERGY, INC. and it’s time to vote! You have the right to vote on proposals being presented at the 2024 Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 7, 2024. Get informed before you vote View the Notice of Annual Meeting, 2024 Proxy Statement, 2023 Annual Report and 2023 Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 23, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com/dominion, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone Users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* May 7, 2024 9:30 a.m. ET Virtually at: www.virtualshareholdermeeting.com/D2024 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting items Board Recommends 1. Election of Directors. The nominees are: 1A. James A. Bennett For 1B. Robert M. Blue For 1C. Paul M. Dabbar For 1D. D. Maybank Hagood For 1E. Mark J. Kington For 1F. Kristin G. Lovejoy For 1G. Joseph M. Rigby For 1H. Pamela J. Royal, M.D. For 1I. Robert H. Spilman, Jr. For 1J. Susan N. Story For 1K. Vanessa Allen Sutherland For 2. Advisory Vote on Approval of Executive Compensation (Say on Pay) For 3. Ratification of Appointment of Independent Auditor For 4. Approval of 2024 Incentive Compensation Plan For 5. Shareholder Proposal Regarding a Policy to Require an Independent Chair Against 6. Shareholder Proposal Regarding Amending the Articles of Incorporation to Become a Benefit Corporation Against Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V35191-P06001